Exhibit 99.1

Actelis Networks Reports Q3 2024 Results: 200% Quarterly Revenue Growth; 46% Year-to-Date Growth Reaching $6.7 Million

Strong revenue growth and a significant increase in gross margin from 34% to 58% for the nine months ending June 2024. Q3 2024 EBITDA loss narrowed to $0.2 million, reflecting ongoing momentum and successful cost reduction efforts.

FREMONT, Calif., November 14, 2024 — Actelis Networks, Inc. (NASDAQ: ASNS) (“Actelis” or the “Company”), a market leader in cyber-hardened, rapid deployment networking solutions for wide area IoT applications, today reported financial results for the fiscal third quarter ended September 30, 2024.

Financial Highlights for the Third Quarter and nine months ending September 30:

●	Robust Revenue Growth, Surpassing Full-Year 2023 in Nine Months: Revenue reached $2.54 million in Q3 2024, a 200% year-over-year increase from $0.85 million in Q3 2023. For the nine months ending September 30, 2024, revenue grew to $6.7 million—up 46% from the prior-year period—driven by accelerated execution of large contracts, including $1.1 million of software and support revenues out of a two-year software and services renewal with one of our largest customers.

●	Significant Improvement in Gross Margin: Gross margin soared to $1.74 million, or 69%, in Q3 2024, a substantial increase from $0.2 million, or 27%, in the same quarter last year. This boost was driven by an increase in revenues driving lower indirect costs as a percentage of revenues, and the significant software component of revenue. For the nine months ending September 30, 2024, gross margin increased to $3.9 million, or 58%, up from $1.55 million, or 34%, in the prior-year period. This substantial improvement is driven by higher software and services revenue and other high margin sales, along with stable, low indirect costs.

●	Continued Reduction in Operating Expenses: Operating expenses continued their downward trend, totaling $2.0 million in Q3-2024, a 12% reduction compared to the same quarter last year. For the nine months ending September 30, 2024, operating expenses reached $6.0 million, down 17%, or $1.22 million, from the prior-year period, aligning with the company’s cost reduction commitment made last year.

●	Significant Reduction in Net Loss and Non-GAAP Adjusted EBITDA: Net loss narrowed substantially to $511,000 in Q3 2024, a 41% decrease compared to the prior-year quarter, and by 41% to $2.57 million for the nine months ending September 30, 2024. Non-GAAP Adjusted EBITDA improved sharply, down 87% to $233,000 in Q3 2024, and down 56% to $2.0 million for the nine-month period. These improvements reflect the successful impact of increased revenue, gross margin growth, and ongoing operating cost reductions.

●	Liquidity and Nasdaq Compliance Secured: With nearly $5 million raised in June 2024 and a significant reduction in net loss, shareholders’ equity reached $2.8 million as of September 30, 2024. In September, the Company also filed a shelf prospectus and now has an effective At-The-Market (ATM) facility in place.

“Our third-quarter results underscore Actelis’ strong financial performance and continued growth trajectory,” said Tuvia Barlev, Chairman and CEO of Actelis. “With robust revenue growth, a dramatic increase in gross margins, and disciplined cost management, we are achieving the financial resilience needed to support our expanding role in critical sectors. This progress reflects the value of our cyber-hardened, rapid-deployment networking solutions and our commitment to driving sustainable long-term growth for our shareholders.”

Recent Company Highlights

●	Actelis continues to gain strong traction with significant contract renewals and new orders across strategic markets. In Q3 2024, Actelis secured the 1.4 million renewal of a two-year software and services contract with one of its largest North American customers out of which recognized 1.1 million in Q3, underscoring the long-standing trust and value Actelis provides while further enhancing our recurring revenue base.

●	The Company also received substantial new orders across diverse sectors, solidifying Actelis’ position as a leading provider of cyber-hardened, rapid-deployment networking solutions. Key projects include modernization initiatives for Intelligent Transportation Systems (ITS) in major U.S. cities and counties, deployments for U.S. military bases, and expansion into European markets like Italy’s national highway infrastructure and German utilities.

●	Recent follow-on orders with the U.S. Department of Transportation and municipalities in Germany demonstrate Actelis’ capability to serve critical infrastructure, transportation, and government applications with its secure, hybrid-fiber technology.

●	Actelis’ expense reduction program continues to yield positive results, with operating expenses for the nine months ending June 30, 2024, reduced by 17% year-over-year, aligning with our strategic cost structure optimization plan, and preparing the Company for a strong trajectory towards 2025.

●	Actelis continues to advance its ‘Cyber Aware Networking’ initiative, an AI-powered SaaS layer designed to enhance the security of IoT networks by providing comprehensive threat monitoring and automated response capabilities directly at the network edge. As part of this initiative, and as reported on August 19, 2024, the Company is collaborating with an advanced cybersecurity provider to further develop and deliver these capabilities.

●	Following extensive due diligence, Actelis issued a termination notice on October 12, 2024, for its agreement with Quality Industrial Corp., concluding that the deal did not align with our objective to maximize shareholder value.

●	Despite ongoing tensions and conflicts in the Middle East, Actelis’ operations remain unaffected. We are closely monitoring the situation and are prepared to make necessary adjustments as events unfold.

“Our third quarter concluded positively, meeting and exceeding key expectations,” noted Tuvia Barlev, Chairman and CEO of Actelis. “Our unique ability to deliver fiber-grade hardware, software, and services across key verticals—such as Intelligent Transportation, Smart Cities, Federal and Military agencies, and Multi-Dwelling Units—positions us well to maximize revenue growth and advance towards profitability. Looking ahead, we remain focused on driving organic growth while also exploring strategic opportunities that align with our strengths and enhance the value we bring to our customers.”

Fiscal Third Quarter and First nine months 2024 Financial Results:

●	Revenues: Q3 2024 revenues were $2.54 million, reflecting a 200% year-over-year increase from $0.85 million in Q3 2023. The increase from the corresponding period was primarily attributable to an increase of $1.4 million of revenues generated from North America driven by volume increase and a renewal of a service and software contract and an increase of $0.3 million of revenues generated from Asia Pacific and Europe, the Middle East and Africa driven by volume increase.

For the nine months ended September 30, 2024, revenues were $6.7 million, compared to $4.6 million for the nine months ended September 30, 2023. The increase from the corresponding period was primarily attributable to an increase of $3.4 million in revenues generated from North America associated with volume increase and a renewal of a service and software contract offset by decrease of $1.3 million in revenues generated from Asia Pacific and Europe, the Middle East and Africa associated with completed projects in the prior year period.

●	Cost of Revenues: Cost of revenues for Q3 2024 was $0.8 million, compared to $0.6 million in Q3 2023. The increase from the corresponding period was primarily attributable to the increase in revenues as well as change in the product mix.

For the nine months ended September 30, 2024, the cost of revenues was $2.8 million, compared to $3.0 million for the nine months ended September 30, 2023. The decrease from the corresponding period was primarily attributable to the change in regional mix of revenue of an increase in North America revenues, which are more profitable, and a decrease in Europe, Middle East and Africa revenues which are less profitable

●	Gross Profit: Gross profit for Q3 2024 was $1.7 million, up from $0.23 in Q3 2023. For the nine months ended September 30, 2024, gross profit reached $3.9 million, compared to $1.5 million in the nine months ended September 30, 2023.

●	Research and Development Expenses: R&D expenses for Q3 2024 were $0.5, down from $0.7 in Q3 2023. For the nine months ended September 30, 2024, R&D expenses were $1.8 million, compared to $2.1 million in the same period last year. The decrease is primarily attributable to cost reduction measures taken.

●	Sales and Marketing Expenses: Sales and marketing expenses for Q3 2024 were $0.72, compared to $0.69 in Q3 2023. For the nine months ended September 30, 2024, these expenses totaled $2.0 million, down from $2.3 million in the nine months ended September 30, 2023.The decrease was mainly due to cost reduction measures taken.

●	General and Administrative Expenses: G&A expenses were $0.79 in Q3 2024, down from $0.97 in Q3 2023. For the nine months ended September 30, 2024, G&A expenses were $2.4 million, compared to $2.80 million for the same period last year. The decrease was mainly due to cost reduction measures taken.

●	Other Income: Other Income was $0 in Q3 2024. For the nine months ended September 30, 2024, Other Income was $163,000 driven by a government grant from the state of Israel associated with the Swords of Iron war.

●	Operating Profit/Loss: Operating profit for Q3 2024 was $0.32 million, compared to an operating loss of $2.13 million in Q3 2023. For the nine months ended September 30, 2024, the operating loss was reduced to $2.12 million, down from $5.70 million in the nine months ended September 30, 2023. The decrease was mainly due to the increase in revenues, improved gross margin due to regional revenue mix, and cost reduction measures taken, reducing operating expenses.

●	Financial Income/(expense) and Interest Expenses: Our financial income, net was $52,000 and our interest expense was $0.2 million for the three months ended September 30, 2024 compared to financial income, net of $1.4 million and $0.2 million interest expenses for the three months ended September 30, 2023. The increase is mainly due to financial income in the prior year from bank deposits and exchange rate differences not repeated in current period.

Our financial income, net was $138,000 and our interest expense was $0.6 million for the nine months ended September 30, 2024 compared to financial income, net of $1.9 million and interest expense of $0.5 million interest expenses for the nine months ended September 30, 2023. The increase is mainly due to financial income in the prior year from bank deposits and exchange rate differences not repeated in current period.

●	Net Comprehensive Profit/(Loss): Net comprehensive Loss for Q3 2024 was $0.51 million, a significant turnaround from a net loss of $0.87 million in Q3 2023. For the nine months ended September 30, 2024, the net loss was $2.57 million, compared to a net loss of $4.35 million in the nine months ended September 30, 2023. This decrease was primarily due to the increase in revenues, improved gross margin due to regional revenue mix, and cost reduction measures taken, reducing operating expenses, partially offset by financial income in the prior year not repeating itself.

●	Non-GAAP EBITDA: Non-GAAP EBITDA loss was $233,000 in Q3-2024, compared to a non-GAAP EBITDA loss of $1.76 million in the year ago period, driven by increased revenue, better gross margin and reduced operating expenses. For the nine months ended September 30, 2024, non-GAAP EBITDA loss was $2.0 million, from $4.6 million in the year ago period. This decrease was primarily due to the increase in revenues, improved gross margin due to regional revenue mix, and cost reduction measures taken, reducing operating expenses.

About Actelis Networks, Inc.

Actelis Networks, Inc. (NASDAQ: ASNS) is a market leader in hybrid fiber-copper, cyber-hardened networking solutions for rapid deployment in wide-area IoT applications, including government, ITS, military, utility, rail, telecom, and campus networks. Actelis’ innovative portfolio offers fiber-grade performance with the flexibility and cost-efficiency of hybrid fiber-copper networks. Through its “Cyber Aware Networking” initiative, Actelis also provides AI-based cyber monitoring and protection for all edge devices, enhancing network security and resilience. For more information, please visit www.actelis.com.

Use of Non-GAAP Financial Information

Non-GAAP Adjusted EBITDA, and backlog of open orders are Non-GAAP financial measures. In addition to reporting financial results in accordance with GAAP, we provide Non-GAAP operating results adjusted for certain items, including: financial expenses, which are interest, financial instrument fair value adjustments, exchange rate differences of assets and liabilities, stock based compensation expenses, depreciation and amortization expense, tax expense, and impact of development expenses ahead of product launch. We adjust for the items listed above and show Non-GAAP financial measures in all periods presented, unless the impact is clearly immaterial to our financial statements. When we calculate the tax effect of the adjustments, we include all current and deferred income tax expense commensurate with the adjusted measure of pre-tax profitability.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements. Forward-looking statements are not historical facts, and are based upon management’s current expectations, beliefs and projections, many of which, by their nature, are inherently uncertain. Such expectations, beliefs and projections are expressed in good faith. However, there can be no assurance that management’s expectations, beliefs and projections will be achieved, and actual results may differ materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov.

Forward-looking statements speak only as of the date the statements are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws. If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or with respect to other forward-looking statements. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. Actelis is not responsible for the contents of third-party websites.

Media Contact:

Sean Renn
Global VP Marketing & Communications
srenn@actelis.com

Investor Contact:

ARX | Capital Markets Advisors
North American Equities Desk
actelis@arxadvisory.com

-Financial Tables to Follow-

ACTELIS NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(U. S. dollars in thousands)

	September 30, 2024	December 31, 2023
Assets
CURRENT ASSETS:
Cash and cash equivalents	2,241	620
Short term deposits	-	197
Restricted cash equivalents	300	1,565
Trade receivables, net of allowance for credit losses of $168 as of September 30, 2024, and December 31, 2023.	1,828	664
Inventories	2,372	2,526
Prepaid expenses and other current assets, net of allowance for doubtful debts of $181 and $144 as of September 30, 2024, and December 31, 2023, respectively	481	340
TOTAL CURRENT ASSETS	7,222	5,912

NON-CURRENT ASSETS:
Property and equipment, net	52	61
Prepaid expenses	592	592
Restricted cash and cash equivalents	-	3,330
Restricted bank deposits	91	94
Severance pay fund	200	238
Operating lease right of use assets	515	918
Long term deposits	78	78
TOTAL NON-CURRENT ASSETS	1,528	5,311

TOTAL ASSETS	8,750	11,223

ACTELIS NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (continued)

UNAUDITED

(U. S. dollars in thousands)

	September 30, 2024	December 31, 2023
Liabilities, Mezzanine Equity and shareholders’ equity
CURRENT LIABILITIES:
Credit line	927	-
Current maturities of long-term loans	-	1,335
Trade payables	893	1,769
Deferred revenues	277	389
Employee and employee-related obligations	760	737
Accrued royalties	1,033	1,062
Current maturities of operating lease liabilities	450	498
Other current liabilities	735	1,122
TOTAL CURRENT LIABILITIES	5,075	6,912

NON-CURRENT LIABILITIES:
Long-term loan, net of current maturities	150	3,154
Deferred revenues	160	71
Operating lease liabilities	62	405
Accrued severance	226	270
Other long-term liabilities	16	23
TOTAL NON-CURRENT LIABILITIES	614	3,923
TOTAL LIABILITIES	5,689	10,835

COMMITMENTS AND CONTINGENCIES (Note 10)

MEZZANINE EQUITY
Redeemable convertible preferred stock - $0.0001 par value, 10,000,000 authorized as of September 30, 2024, December 31, 2023. None issued and outstanding as of September 30, 2024, December 31, 2023.	-	-

WARRANTS TO PLACEMENT AGENT (Note 7)	228	159

SHAREHOLDERS’ EQUITY :
Common stock, $0.0001 par value: 30,000,000 shares authorized: 6,254,664 and 3,007,745 shares issued and outstanding as of September 30, 2024, and December 31, 2023, respectively.	1	1
Non-voting common stock, $0.0001 par value: 2,803,774 shares authorized as of September 30, 2024, and December 31, 2023, None issued and outstanding as of September 30, 2024, and December 31, 2023.	-	-
Additional paid-in capital	45,095	39,916
Accumulated deficit	(42,263)	(39,688)
TOTAL SHAREHOLDERS’ EQUITY	2,833	229

TOTAL LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY	8,750	11,223

ACTELIS NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(UNAUDITED)

(U. S. dollars in thousands)

	Nine months ended September 30,		Three months ended September 30,
	2024	2023	2024	2023

REVENUES	6,698	4,589	2,541	845
COST OF REVENUES	2,792	3,043	798	619
GROSS PROFIT	3,906	1,546	1,743	226

OPERATING EXPENSES:
Research and development expenses	1,793	2,117	543	691
Sales and marketing expenses	2,001	2,332	727	691
General and administrative expenses	2,398	2,805	790	971
Other income	(163)	-	-	-
TOTAL OPERATING EXPENSES	6,029	7,254	2,060	2,353

OPERATING LOSS	(2,123)	(5,708)	(317)	(2,127)
Interest expense	(590)	(512)	(246)	(161)
Other Financial income, net	138	1,865	52	1,421
NET COMPREHENSIVE LOSS FOR THE PERIOD	(2,575)	(4,355)	(511)	(867)

Net loss per share attributable to common shareholders – basic and diluted	$(0.59)	$(1.93)	$(0.09)	$(0.32)
Weighted average number of common stocks used in computing net loss per share – basic and diluted	4,429,738	2,254,235	6,014,548	2,685,626

Non-GAAP Financial Measures

(U.S. dollars in thousands)	Three months Ended September 30, 2024	Three months Ended September 30, 2023	Nine months Ended September 30, 2024	Nine months Ended September 30, 2023
Revenues	$2,541	$845	$6,698	$4,589
GAAP net loss	(511)	(867)	(2,575)	(4,355)
Interest Expense	246	161	590	512
Other Financial expenses (income), net	(52)	(1,421)	(138)	(1,865)
Tax Expense	1	18	33	58
Fixed asset depreciation expense	3	7	10	20
Stock based compensation	80	106	259	298
Research and development, capitalization	-	113	-	371
Other one-time costs and expenses (income)	-	120	(189)	343
Non-GAAP Adjusted EBITDA	(233)	(1,763)	(2,010)	(4,618)
GAAP net loss margin	(20.11)%	(102.60)%	(38.44)%	(94.90)%
Adjusted EBITDA margin	(9.17)%	(208.64)%	(30.00)%	(100.63)%

ACTELIS NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine months ended September 30,
	2024	2023
	U.S. dollars in thousands
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss for the period	(2,575)	(4,355)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	11	20
Changes in fair value related to warrants to lenders and investors	-	(1,658)
Warrant issuance costs	-	223
Inventories write-downs	39	132
Interest expenses	(56)	-
Exchange rate differences	(58)	(365)
Share-based compensation	259	298
Financial income from short and long term bank deposit	(11)	(78)
Changes in operating assets and liabilities:
Trade receivables	(1,164)	2,319
Net change in operating lease assets and liabilities	12	25
Inventories	115	(1,651)
Prepaid expenses and other current assets	(140)	62
Long term prepaid expenses	-	(100)
Trade payables	(875)	411
Deferred revenues	(23)	(262)
Other current liabilities	(350)	(185)
Other long-term liabilities	35	(30)
Net cash used in operating activities	(4,781)	(5,194)
CASH FLOWS FROM INVESTING ACTIVITIES:
Short term deposits	198	1,363
Long term Restricted bank deposits	-	75
Long term deposits	-	(2)
Purchase of property and equipment	(1)	(6)
Net cash provided by investing activities	197	1,430
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of options	32	10
Proceeds from issuance of common stocks, pre-funded warrants and warrants	*	3,500
Proceeds from issuance common stock, net of offering costs	316	-
Proceeds from credit lines with bank, net	927	-
Proceeds from Warrant inducement agreement	5,248
Underwriting discounts and commissions and other offering costs	(668)	(291)
Early repayment of long-term loan	(4,038)
Repayment of long-term loan	(193)	(583)
Repurchase of common stock	-	(50)
Net cash provided by financing activities	1,624	2,586
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS	(14)	(12)

DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS	(2,974)	(1,190)
BALANCE OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS AT BEGINNING OF THE PERIOD	5,515	4,279
BALANCE OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH AND CASH EQUIVALENTS AT END OF THE PERIOD	2,541	3,089

*	Represents an amount less than $1 thousand.